   As filed with the Securities and Exchange Commission on February 22, 2002
                                                     Registration No.333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                             76-0506313
      (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)              Identification No.)

                            950 ECHO LANE, SUITE 100
                              HOUSTON, TEXAS 77024
          (Address of principal executive offices, including zip code)

                              --------------------

               GROUP 1 AUTOMOTIVE, INC. DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                            B. B. HOLLINGSWORTH, JR.
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            950 ECHO LANE, SUITE 100
                              HOUSTON, TEXAS 77024
                     (Name and address of agent for service)

                                 (713) 647-5700
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                 John S. Watson
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                            Houston, Texas 77002-6760
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                                          AGGREGATE OFFERING         AMOUNT OF
         SECURITIES TO BE REGISTERED                                            PRICE(2)          REGISTRATION FEE
         ---------------------------                                       ------------------     ----------------

Deferred Compensation Obligations(1)...........                               $10,000,000              $920

(1) Obligations of the registrant to pay deferred compensation in the future in accordance with the terms of the Group 1 Automotive, Inc. Deferred Compensation Plan.

(2) Estimated in accordance with Rule 457(o) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

         Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I, Item 2 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following are incorporated by reference and made a part of this prospectus: (i) our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") on March 20, 2001, which contains audited financial statements for the fiscal year ended December 31, 2000, (ii) our Quarterly Report on Form 10-Q filed with the Commission on May 15, 2001, (iii) our Quarterly Report on Form 10-Q filed with the Commission on August 3, 2001,
(iv) our Quarterly Report on Form 10-Q filed with the Commission on November 13, 2001, (v) our Current Report on Form 8-K filed with the Commission on October 30, 2001, and (vi) the description of our capital stock contained in our registration statement on Form 8-A filed with the Commission and declared effective on October 29, 1997, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.           DESCRIPTION OF SECURITIES.

         The Deferred Compensation Obligations registered hereunder (the "Obligations") are our unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Group 1 Automotive, Inc. Deferred Compensation Plan (the "Plan"), which is filed as Exhibit 4.1 to this registration statement. Such exhibit sets forth a description of the Obligations and is incorporated herein by reference in its entirety in response to this Item 4, pursuant to Rule 411(b)(3) under the Securities Act of 1933.

         No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Plan. All such assets are subject to the claims of our creditors until they are paid to the participants in accordance with the terms of the Plan.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Obligations registered hereby will be passed upon by Vinson & Elkins L.L.P., Houston, Texas. John S. Watson, the Secretary of Group 1 Automotive, Inc. is a partner of Vinson & Elkins L.L.P. and brother of Max P. Watson, Jr., one of our directors.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Sixth, Part II, Section I of the Company's Restated Certificate of Incorporation, a copy of which is filed as Exhibit 4.1, provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL").

         Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or of another corporation or other enterprise at the former corporation's request against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be not opposed to the best interests of the corporation and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that the indemnification of such person is proper in the circumstances because the person has met the applicable standard of conduct disclosed above. This determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145 of the DGCL also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1 Group 1 Automotive, Inc. Deferred Compensation Plan, as Amended and Restated.

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature page to this Registration Statement).

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of February, 2002.

                          GROUP 1 AUTOMOTIVE, INC.



                          By:  /s/ B. B. HOLLINGSWORTH, JR.
                               ------------------------------------------------
                                 B. B. Hollingsworth, Jr.
                                 Chairman, President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of February, 2002.

                         SIGNATURE                                                    TITLE
                         ---------                                                    -----

             /s/ B. B. HOLLINGSWORTH, JR.                                    Chairman, President and
--------------------------------------------------------------        Chief Executive Officer and Director
                 B. B. Hollingsworth, Jr.                                 (Principal Executive Officer)

                 /s/ Scott L. Thompson                                        Senior Vice President
--------------------------------------------------------------        Chief Financial Officer and Treasurer
                     Scott L. Thompson                             (Principal Financial and Accounting Officer)

                /s/ ROBERT E. HOWARD II                                              Director
--------------------------------------------------------------
                    Robert E. Howard II

                   /s/ JOHN L. ADAMS                                                 Director
--------------------------------------------------------------
                       John L. Adams

                  /s/ JOHN H. DUNCAN                                                 Director
--------------------------------------------------------------
                      John H. Duncan

                /s/ BENNETT E. BIDWELL                                               Director
--------------------------------------------------------------
                    Bennett E. Bidwell

                  /s/ KEVIN H. WHALEN                                                Director
--------------------------------------------------------------
                      Kevin H. Whalen

                /s/ MAX P. WATSON, JR.                                               Director
--------------------------------------------------------------
                    Max P. Watson, Jr.

                                  EXHIBIT INDEX




EXHIBIT
NUMBER                                       DESCRIPTION
-------                                      -----------


4.1            Group 1 Automotive, Inc. Deferred Compensation Plan, as Amended and Restated.

5.1            Opinion of Vinson & Elkins L.L.P.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Vinson & Elkins, L.L.P. (included in Exhibit 5.1).

24.1           Powers of Attorney (included on the signature page to this Registration Statement).



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